EXHIBIT 99.2
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com
Press Release

Shire Completes Acquisition of New River

BASINGSTOKE, England and PHILADELPHIA, Pennsylvania, April 20, 2007 - Shire plc (LSE: SHP.L; NASDAQ: SHPGY; TSX: SHQ) (“Shire” or the “Company”) announced today that it has completed its acquisition of New River Pharmaceuticals Inc. (“New River”) pursuant to a short-form merger in which a subsidiary of Shire was merged with and into New River with New River continuing as the surviving corporation. Shire had previously announced the acquisition of approximately 96.4% of New River’s outstanding common stock pursuant to a cash tender offer. In connection with the merger, all remaining outstanding shares of New River’s common stock (other than shares as to which appraisal rights are properly demanded under Virginia law, if any), were converted into the right to receive the same $64.00 cash per share, without interest, that was paid in the tender offer.

Matthew Emmens, Shire’s Chief Executive Officer commented:

“With this acquisition completed, Shire can now drive the launch and future development of VYVANSE and gain the full economic benefits of the drug. VYVANSE is a novel drug and will provide patients, parents and physicians with real benefits that differentiate this compound from other ADHD products. We believe it has the potential to be the next generation stimulant product to ADDERALL XR®. The New River acquisition continues our leadership position in the growing US ADHD market, improves our operating margins, adds to our pipeline, significantly enhances our earnings growth from late 2009 and delivers on our overall global growth strategy.”

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matt Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire’s Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD) and SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD); Shire’s ability to secure new products for commercialization and/or development; Shire’s ability to benefit from its acquisition of New River Pharmaceuticals Inc.; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.

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